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                                  [LETTERHEAD]


                                  June 4, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

     RE:  TCF Financial Corporation

Ladies and Gentlemen:

     We have acted as counsel to TCF Financial Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of up to 6,000,000 shares of the Company's common stock, par value $.01 (the "Common Stock"). The Common Stock is being registered under the Act in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated March 16, 1997 between the Company and Standard Financial, Inc. (the "Reorganization Agreement"). The Common Stock is described in the Proxy Statement/Prospectus included in the Registration Statement to which this opinion is an exhibit.

     We have examined an executed copy of the Registration Statement (including the exhibits thereto), the Certificate of Incorporation of the Company (including amendments thereto), the Bylaws of the Company and such other corporate records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

     The shares of Common Stock proposed to be issued pursuant to the Reorganization Agreement have been duly authorized and, upon issuance, delivery and exchange in the manner described in the Reorganization Agreement, will be validly issued, fully paid and nonassessable.

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Securities and Exchange Commission
June 4, 1997
Page 2


     The opinions set forth herein relate solely to the Delaware General Corporation Law and the federal laws of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        KAPLAN, STRANGIS AND KAPLAN, P.A.



                                        By:  /s/ James C. Melville
                                           ------------------------------------
                                             James C. Melville

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